UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2010

Swank, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

90 Park Avenue New York, NY (Address of principal executive offices)	10016 (Zip code)

(212) 867-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On March 10, 2010, Swank, Inc. (the “Company”) and James E. Tulin, a Senior Vice President of the Company, signed a letter agreement, dated as of January 1, 2010, extending until December 31, 2011 the term of Mr. Tulin’s amended and restated employment agreement with the Company.  A copy of the letter agreement is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On March 10, 2010, John Tulin, Chairman of the Company, was granted a stock award, in lieu of a cash bonus, of 17,241 shares of the common stock of the Company under the Swank, Inc. 2008 Stock Incentive Plan (the “Plan”).  Also on that date and in accordance with the Plan, the Company withheld 6,935 shares of common stock from the stock award to satisfy the tax withholding obligation with regard to the stock award.  Accordingly, Mr. Tulin received 10,306 net shares under the stock award.  A copy of a stock award agreement dated March 10, 2010 between the Company and Mr. Tulin is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information set forth above under “Item 1.01--Entry into a Material Definitive Agreement,” is incorporated by reference into this Item 5.02.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated as of January 1, 2010 between the Company and James E. Tulin.

10.2	Stock Award Agreement dated March 10, 2010 between the Company and John Tulin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2010	SWANK, INC.

	By:	/s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated as of January 1, 2010 between the Company and James E. Tulin.

10.2	Stock Award Agreement dated March 10, 2010 between the Company and John Tulin.